UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934 Date of Report (Date of earliest event reported): March 11, 2015
Philip Morris International Inc. (Exact name of registrant as specified in its charter)

Virginia	1-33708	13-3435103
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

120 Park Avenue, New York, New York		10017-5592
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (917) 663-2000
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(b) Departure of Directors. Philip Morris International Inc. announced Mr. Carlos Slim Helú will retire from Board service following the completion of his current term. Therefore, Mr. Slim will not stand for re-election to the Board of Directors of Philip Morris International Inc. at the 2015 Annual Meeting of Shareholders to be held on May 6, 2015.

Philip Morris International Inc.’s press release announcing the retirement of Mr. Slim is attached as Exhibit 99.1 to Item 5.02 to this current report on Form 8-K and is incorporated herein by reference.

The information on Philip Morris International Inc.’s website referenced in the press release is not, and shall not be deemed to be, part of this Form 8-K or incorporated into any filing Philip Morris International Inc. makes with the Securities and Exchange Commission, except as expressly set forth in such a filing.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a) Amendments to By-Laws. On March 11, 2015, the Board of Directors of Philip Morris International Inc. amended Article II, Section 2, of the Company’s by-laws, in order to decrease the size of the Board from thirteen (13) to twelve (12) members, effective immediately prior to the 2015 Annual Meeting of Shareholders.

The amended and restated by-laws are attached hereto as Exhibit 3.1 to Item 5.03 of this current report on Form 8-K and are incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits
(d) Exhibits
3.1    Amended and Restated By-Laws of Philip Morris International Inc.
 99.1     Philip Morris International Inc. Press Release dated March 11, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILIP MORRIS INTERNATIONAL INC.

By:	/s/ JERRY WHITSON
Name:	Jerry Whitson
Title:	Deputy General Counsel and Corporate Secretary
DATE: March 13, 2015

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated By-Laws of Philip Morris International Inc.
99.1	Philip Morris International Inc. Press Release dated March 11, 2015